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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

VitalWorks Inc.
Ridgefield, Connecticut

      We hereby consent to the incorporation by reference to the Registration Statements of VitalWorks Inc., formerly known as InfoCure Corporation (the "Company"), on Forms S-3, numbers 333-45480, 333-40704, 333-37890, 333-34490,
333-88589, 333-87795, 333-73097 and 333-71109 and Forms S-8, numbers 333-96665,
333-84468, 333-72890, 333-56556, 333-40730, 333-40488, 333-39792 and 333-74773
filed with the Securities and Exchange Commission, respectively, of our reports dated January 20, 2003, February 27, 2003 for Note H, on the consolidated financial statements and schedule of the Company appearing in the Annual Report on Form 10-K for the year ended December 31, 2002.


BDO Seidman, LLP
New York, New York

March 27, 2003